SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14 (c)
of the Securities Exchange Act of 1934 (Amendment No.)

Check the appropriate box:

[ X]	Preliminary Information Statement	[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

[ ]	Definitive Information Statement

HENYA FOOD CORP.
 (Name of Registrant As Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.
[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No:

3)	Filing Party:

4)	Date Filed:

HENYA FOOD CORP.
26 Kendall Street
New Haven, CT 06512
(905)709-4775

Stockholders of HENYA FOOD CORP.

    This Information Statement is circulated to advise the stockholders of action already approved by written consent of the stockholders who collectively hold a majority of the voting power of our capital stock.  Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be effective until 20 days after the date this Information Statement is mailed to the stockholders.  Therefore, this Information Statement is being sent to you for informational purposes only.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU
ARE REQUESTED NOT TO SEND US A PROXY

    The actions to be effective twenty days after the mailing of this Information Statement are as follows:

1.
effecting a reverse split of the Company’s common stock of 1000:1 (pursuant to which the number of authorized shares of common stock will remain 110,000,000 following such reverse stock split); any fractional shares post-split will be rounded up to the next whole share.

2.
 amending the Company’s Articles of Incorporation to provide that any division or combination of the Company’s capital stock shall not result in a change, reduction or increase in the authorized capital stock of the Company.

     Attached hereto for your review is an Information Statement relating to the above-described action.

By Order of the Board of Directors, /s/ Henry Ender Henry Ender Chief Executive Officer /s/ Fred Farnden Fred Farnden Chief Financial Officer

April 1, 2009

THIS INFORMATION STATEMENT IS BEING PROVIDED TO
YOU BY THE BOARD OF DIRECTORS OF THE COMPANY
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

INFORMATION STATEMENT

(Preliminary)

April 1, 2009

GENERAL INFORMATION

    This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the holders (the "Stockholders") of the common stock, par value $.001 per share (the "Common Stock"), of Henya Food Corp., a Delaware Corporation (the "Company"), to notify such Stockholders of the following:

•
On or about April 1, 2009, the Company received written consents in lieu of a meeting of Stockholders from holders of 29,333,334  shares representing approximately 74.2% of the 39,542,508 shares of the total issued and outstanding shares of voting stock of the Company (the "Majority Stockholders") (1) authorizing the Company's Board of Directors, to effect a reverse split of the Company’s common stock of 1000:1 (pursuant to which the number of authorized shares of common stock will remain 110,000,000 following such reverse stock split); any fractional shares post-split will be rounded up to the next whole share; and to (2) amend the Company’s Articles of Incorporation to provide that any division or combination of the Company’s capital stock shall not result in a change, reduction or increase in the authorized capital stock of the Company.

On April 1, 2009, the Board of Directors of the Company approved the above-mentioned actions, subject to Stockholder approval. The Majority Stockholders approved the action by written consent in lieu of a meeting on April 1, 2009, in accordance with the Delaware Business Corporation Act (“DBCA”). Accordingly, your consent is not required and is not being solicited in connection with the approval of the action.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

    The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on April 1, 2009, as the record date (the "Record Date") for the determination of Stockholders who are entitled to receive this Information Statement.

    Each share of our common stock entitles its holder to one vote on each matter submitted to the stockholders. However, because the stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of the Record Date have voted in favor of the foregoing actions by resolution; and having sufficient voting power to approve such proposals through their ownership of the capital stock, no other consents will be solicited in connection with this Information Statement.

    You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the forgoing action will not become effective until at least 20 calendar days after the mailing of this Information Statement.

    This Information Statement is being mailed on or about April 13, 2009 to all Stockholders of record as of the Record Date.

ADDITIONAL INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

          The following documents as filed with the Commission by the Company are incorporated herein by reference:

1.	Quarterly Report on Form 10-Q for the quarter ended January 31, 2009;

2.	Annual Report on Form 10-K for the year ended October 31, 2008;

3.	Quarterly Report on Form 10-Q for the quarter ended July 31, 2008; and

4.	Quarterly Report on Form 10-Q for the quarter ended April 30, 2008.

OUTSTANDING VOTING SECURITIES

    As of the date of the Consent by the Majority Stockholders, April 1, 2009, the Company had 39,542,508 shares of Common Stock issued and outstanding, and there were 0 shares of Preferred Stock issued and outstanding. Each share of outstanding Common Stock is entitled to one vote on matters submitted for Stockholder approval.  Preferred Stockholders are not entitled to vote on matters submitted for Stockholder approval.

    On April 1, 2009, the holders of 29,333,334 shares (or approximately 74.2% of the 39,542,508 shares of Common Stock then outstanding) executed and delivered to the Company a written consent approving the action set forth herein. Since the action has been approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

    The Delaware Business Corporation Act (“DBCA”) provides in substance that unless the Company's articles of incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table presents certain information regarding the beneficial ownership of all shares of our common stock on the Record Date (April 1, 2009) for (i) each person who owns beneficially more than five percent of the outstanding shares of common stock (ii) each of our directors, (iii) each named executive officer, and (iv) all directors and officers in a group.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned (2)	Percentage of Outstanding Shares of Common Stock (3)

Henry Ender 23 Jenkins Drive Richmond Hill Ontario L4C 8C5	14,666,667	37.10%

Fred Farnden 8563 109B Street Delata, BC V4C-4H4	14,666,667	37.10

All Officers and Directors as a Group (3) Persons	29,333,334	74.2%

(1) Each of the persons listed has sole voting, investment, and dispositive power, except as otherwise noted.

(2) Beneficial ownership has been determined in accordance with Rule 13d-3(d)(1)(i) under the Securities Exchange Act of 1934. Such rule, generally, includes as beneficial owners of securities, among others, any person who directly or indirectly through any contract, arrangement, understanding, relationship, or otherwise has or shares voting power and/or investment power with respect to such securities, and any person who has the right to acquire beneficial ownership of such security within sixty (60) days through a means including but not limited to the exercise of any option, warrant, right or conversion of a security.

(3)  All percentages are based on 39,542,508 shares issued and outstanding as of April 1, 2009 without regard to any options that are presently exercisable but are included in a calculation of beneficial ownership only pursuant to Rule 13d¬3(d)(1)(i) under the Exchange Act.

DISSENTER’S RIGHTS OF APPRAISAL

    The Stockholders have no right under the DBCA, the Company’s articles of incorporation consistent with above or the Company’s By-Laws to dissent from any of the provisions adopted as set forth herein.

AMENDMENT TO THE ARTICLES OF INCORPORATION

    Pursuant to the Written Consent, we have adopted Articles of Amendment to the Articles of Incorporation of the Company (the “Amendment”). The following description of the Amendment is qualified by reference to the full text of the Amendment described in Exhibit A.

    The principal effect of the Amendment will be to expand our equity structure by authorizing a 1000:1 reverse stock split of our issued and outstanding common stock without requiring that our shares of authorized capital stock be reduced proportionately.

    The number of shares authorized for issuance as common stock will remain at 110,000,000 shares (post reverse stock split), representing no decrease in the number of authorized shares of common stock as a result of the reverse split.

    Pursuant to the Written Consent, immediately upon the effective date of the Amendment, the issued and outstanding shares of common stock will be reverse split 1000 shares for each 1 share held as of the Record Date. We will not be issuing fractional shares when the reverse split is effected. Any holder of a number of shares not easily divisible by 1 will receive a full share of common stock in lieu of a fractional share. Delaware law does not permit paying cash for fractional shares. Paying cash in lieu of fractional shares would have the effect of cashing out and eliminating any holder of fewer than 10 shares of common stock. Because we will not be paying cash for fractional shares, the reverse split will not have the effect of reducing the number of our stockholders.

EFFECTIVE DATE OF AMENDMENTS

    In accordance with Section 14 (c) of the Securities Exchange Act of 1934, as amended, and the rules and regulations hereunder, the Actions to be effected by the Written Consent will not take effect until following a waiting period of 20 calendar days from the date this Information Statement is mailed to shareholders and the filing of the Amendment with the Delaware Division of Corporations.

By Order of the Board of Directors /s/Henry Ender
Henry Ender Chief Executive Officer